Exhibit 10.6(a)

FIRST AMENDMENT TO THE

MANAGEMENT SERVICES AGREEMENT

This FIRST AMENDMENT TO THE MANAGEMENT SERVICES AGREEMENT (this “Amendment), is made as of September 29, 2014, by and among Advantage Sales & Marketing Inc., a Delaware corporation (“ASM”), Leonard Green & Partners, L.P., a Delaware limited partnership (“LGP”), CVC Capital Partners Advisory Company (Luxembourg) Sárl, a Luxembourg limited liability company (“CVC”), Juggernaut Management, LLC (“Juggernaut” and together with LGP and CVC, the “Sponsors”) and Centerview Capital Management, LLC (“Centerview”).

WHEREAS, ASM and the Sponsors are parties to that certain Management Services Agreement, dated as of July 25, 2014 (the “Agreement”);

WHEREAS, LGP and CVC, on the one hand, and Centerview Capital, L.P. and Centerview Employees, L.P. (collectively, “Centerview Investors”), on the other hand, are parties to that certain Assignment, Assumption and Purchase Agreement, dated as of the date hereof, pursuant to which LGP and CVC are transferring and assigning 50,000.000 Common Series A Units of Karman Topco L.P., a Delaware limited partnership and the ultimate parent of ASM (the “Partnership”);

WHEREAS, the Partnership and the Centerview Investors are also parties to that certain Restricted Unit Agreement, dated as of the date hereof, pursuant to which the Partnership issues to the Centerview Investors an aggregate of 30,000.000 Common Series D Units of the Partnership; and

WHEREAS, concurrently with the consummation of the transactions contemplated by the Purchase Agreement, the Sponsors and ASM desire to amend the Agreement in accordance with Section 6.8 of the Agreement, as described herein.

NOW, THEREFORE, in in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration acknowledged hereby, the undersigned agrees as follows:

1. Duties and Fees.

a. From and after the Effective Date, Centerview hereby agrees to become party to, be bound by the obligations of, and receive the benefits of, the Agreement as a “Sponsor” (as defined in the Agreement), and shall be deemed a “Sponsor” for all purposes of the Agreement. Prior to the Effective Date, Centerview shall not be a “Sponsor” pursuant to the Agreement or otherwise be a party to, or be bound by, the Agreement.

b. Notwithstanding anything else to the contrary in the Agreement, from and after the Effective Date, (i) a portion of the amount, if any, by which the Annual Fee exceeds $4,000,000, shall be payable to Centerview (or its designee(s)) in accordance with Centerview’s Adjusted Ownership Percentage, (ii) a portion of the amount, if any, by which the payment due in the event of a Change of Control or a Public Offering Event pursuant to the second sentence of Section 3.1 of the Agreement exceeds $4,000,000, shall be payable to Centerview (or its designee(s)) in accordance with Centerview’s Adjusted Ownership Percentage, and (iii) a portion of the amount, if any, of any fees other than those described in the preceding clause (i) or clause (ii), but not reasonable expense reimbursements, provided for by the Agreement shall be payable to Centerview (or its designee(s)) in accordance with Centerview’s Adjusted Ownership Percentage. For clarity, the other Sponsors shall be entitled to any remaining portion of such excess or such fees, as applicable, in a manner to be determined.

c. As used in this Amendment, the (i) “Adjusted Ownership Percentage” of Centerview means a percentage equal to (A) the number of Common Series A Units of the Partnership held by the Centerview Investors or their Permitted Transferees divided by (B) the aggregate number of Common Series A Units of the Partnership held by all Sponsors and their Permitted Transferees, in each case, as of the date of measurement, and (ii) “Effective Date” shall mean the first date (on or after the date hereof) on which the Agreement provides that (A) the Annual Fee exceeds $4,000,000, solely to the extent that any Sponsor as of the date hereof would be entitled to receive an amount greater than the amounts any Sponsor as of the date hereof is entitled to receive in respect of the Annual Fee as of the date hereof, (B) the payment due in the event of a Change of Control or a Public Offering Event pursuant to the second sentence of Section 3.1 of the Agreement exceeds $4,000,000, solely to the extent that any Sponsor as of the date hereof would be entitled to receive an amount greater than the amounts any Sponsor as of the date hereof would be entitled to receive in such circumstances as of the date hereof or (C) any fees other than those described in the preceding clause (A) or clause (B), but not reasonable expense reimbursements, shall be payable to the Sponsors as of the date hereof (or to Centerview) pursuant to the Agreement.

2. Other Agreements. LGP and CVC shall not, and each shall cause its Affiliates not to, directly or indirectly enter into any agreement or arrangement (including through amendments or otherwise), other than the Agreement, providing for the direct or indirect payment of management, transaction or similar fees by the Partnership or its subsidiaries to LGP, CVC or any of their respective Affiliates without the prior written consent of Centerview.

3. Terms. All terms capitalized but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

4. No Other Amendments. Except as modified by this Amendment, the Agreement shall remain in full force and effect. Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provisions of the Agreement, other than as expressly contemplated herein. This Amendment may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the parties hereto.

5. Entire Agreement. This Amendment together with the Agreement as amended hereby constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter of this Amendment and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter of this Amendment.

6. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware (without regards to principles of conflict of laws).

7. Severability. If any provision of this Amendment shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

8. Headings. The headings in this Amendment are included for convenience of reference only and will be ignored in the construction or interpretation hereof.

9. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment of the date first appearing above.

ADVANTAGE SALES & MARKETING INC.

By:	/s/ Brian Stevens
	Name:	Brian Stevens
	Title:	Chief Financial Officer

LEONARD GREEN & PARTNERS, L.P.

By:	LGP Management, Inc., its General Partner

By:	/s/ Timothy Flynn
Name:
Title:

CVC CAPITAL PARTNERS ADVISORY COMPANY (LUXEMBOURG) SÁRL

By:	/s/ Pierre Denis
	Name:	Pierre Denis
	Title:	Director

JUGGERNAUT MANAGEMENT, LLC

By:	/s/ John Shulman
Name:
Title:

CENTERVIEW CAPITAL MANAGEMENT, LLC

By:	/s/ David Hooper
	Name:	David Hooper
	Title:	Authorized Person

[Signature Page to First Amendment to the Management Services Agreement]